FOR IMMEDIATE RELEASE:

Media Contact:
Kirstie Burden, Overstock.com, Inc.
+1 (801) 947-3116
kburden@overstock.com

Investor Contact:
Mark Harden, Overstock.com, Inc.
+1 (801) 947-5409
mharden@overstock.com

Overstock.com Promotes Mark Griffin to Senior Vice President and General Counsel
Company also announces other vice presidential promotions

SALT LAKE CITY - Feb. 10, 2013 - Overstock.com, Inc. (NASDAQ: OSTK) has promoted Mark Griffin to the position of senior vice president and general counsel, and promoted four other executives to vice president.

Formerly a vice president and general counsel, Griffin has been responsible for the strategic direction and operational effectiveness of the legal team.  Under his direction, the legal department has repeatedly seen success in fighting high-profile patent troll suits, and in working with the U.S. Congress, regulatory agencies and state legislatures on key legislation and regulatory matters, affecting the retail sector and public companies.  Griffin’s new position will expand his responsibilities in these and other areas.

"A superb attorney, Mark has been a wise advisor to and a tenacious and able advocate for the company," said Overstock.com Executive Vice Chairman Jonathan Johnson.  "His unique ability to be both counselor and gladiator fit him well to join the senior executive team."

As a private attorney, Griffin represented the company when it started its campaign to end a form of stock market manipulation--abusive naked short-selling. In the middle of that fight, Griffin joined the company in 2006 as its general counsel. Prior to Overstock.com, Griffin was a partner in the Salt Lake City law firm, Woodbury & Kesler. Griffin also served 14 years in various roles in state government: as director of the Utah Securities Division, previously as deputy secretary of state for the State of Nevada and as an assistant Utah attorney general, handling civil securities, antitrust cases and white collar fraud prosecutions.

Griffin served in the leadership of the North American Securities Administrators Association, with offices in Washington, D.C., completing his NASAA work as its President in 1997. Griffin has conducted senior White House Staff briefings, and testified five times before U.S. Congressional Committees on litigation reform, investor protection and securities market practices.

Griffin is a member of the Utah State Bar and holds J.D. and B.A. degrees from Brigham Young University.

Overstock.com also promoted the following executives to the position of vice president:

•	Seth Moore was promoted from senior director of Analytics, Search and Personalization to vice president, Website and Mobile. A graduate of Brigham Young University, Moore joined Overstock.com in 2006.

•
Terry Jensen was promoted from senior director of Training and Quality to vice president, Customer Service and Training. Having graduated from the University of Utah and Westminster College, Jensen joined Overstock.com in 2006.

•
Michael Skirucha was promoted from controller to vice president, Finance and Controller. Skirucha graduated from DePaul University and the University of Utah and is a licensed CPA. He joined Overstock.com in 2010.

•	Alec Wilkins was promoted to vice president, Application Development. Wilkins joined Overstock.com in 2011 as a consultant, joined full time in 2013 as acting vice president, Application Development.

About Overstock.com
Overstock.com (NASDAQ: OSTK) is a discount online shopping retailer based in Salt Lake City, Utah that sells a broad range of products including furniture, rugs, bedding, electronics, clothing, jewelry and cars.  Worldstock.com, a fair trade department dedicated to selling artisan-crafted products from around the world offers additional unique items. Main Street Revolution supports small businesses across the United States by providing them a national customer base. The Nielsen State of the Media: Consumer Usage Report placed Overstock.com among the top five most visited mass merchandiser websites in 2011.  The NRF Foundation/American Express 2011 Customer Choice Awards ranked Overstock.com #4 in customer service among all U.S. retailers.  Overstock.com sells internationally under the name O.co.  Overstock Shopping (http://www.overstock.com and http://www.o.co) regularly posts information about the company and other related matters under Investor Relations on its website.

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Overstock.com®, O.co®, Worldstock Fair Trade® and Club O Rewards® are registered trademarks of Overstock.com, Inc. O.info™, Club O™, Club O Dollars™ and Your Savings Engine™ are trademarks of Overstock.com, Inc.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, all statements that are not historic fact.  Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Form 10-Q for the quarter ended September 30, 2013  which was filed with the SEC on October 24, 2013, and any subsequent filings with the SEC.

SOURCE Overstock.com, Inc.